UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14F-1

UNDER THE SECURITIES EXCHANGE ACT OF 1934

WELLSTONE FILTER SCIENCES, INC.

(Exact name of registrant as specified in its corporate charter)

Commission File No.:   0-28161

Delaware

(State or other jurisdiction of

Incorporation or Organization)

710 Market Street, Chapel Hill, North Carolina 27516(Address of principal executive offices and zip code)

(919) 370-4408

(Registrant's telephone number including area code)

February 22, 2011

WELLSTONE FILTER SCIENCES, INC.

Schedule 14f-1

You are urged to read this information statement carefully and in its entirety. However, you are not required to take any action in connection with this information statement.

References throughout this information statement to “we”, “us”, and “our” are to Wellstone Filter Sciences, Inc.

INTRODUCTION

This information statement is being furnished pursuant to Section 14(f) of the Securities Exchange Act of 1934 (the “ Exchange Act ”) and Rule 14f-1 thereunder, in connection with  proposed changes in a majority of the membership of the board of directors of Wellstone Filter Sciences, Inc.  The date of this information statement is February 22, 2011.

This information statement is being mailed to stockholders of record as of February 22, 2011 and filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2011.

Wellstone Filter Sciences currently has one director, Learned J. Hand. On the tenth day after this Information Statement has been mailed to stockholders, Wellstone Filter Sciences plans to appoint  Ori Rosenbaum to its Board of Directors, at which time Mr. Hand will resign as a director.

Mr. Learned J. Hand will resign as the Chief Executive and Financial Officer of Wellstone Filter Sciences on the Closing of the acquisition of Auri Design Group, LLC, which will take place in the next 10 days.  The persons listed herein are the new officers of Wellstone Filter Sciences.

No action is required by the stockholders of Wellstone Filter Sciences in connection with this Information Statement.  However, Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder require the mailing to Wellstone Filter Sciences’ stockholders of the information set forth in this Information Statement at least ten days prior to the date a change in a majority of Wellstone Filter Sciences’ directors occurs (otherwise than at a meeting of Wellstone Filter Sciences’ stockholders).

THIS INFORMATION STATEMENT IS REQUIRED BY SECTION 14(F) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14F-1 THEREUNDER IN CONNECTION WITH THE APPOINTMENT OF WELLSTONE FILTER SCIENCES’ DESIGNEES TO THE BOARD. NO ACTION IS REQUIRED BY OUR SHAREHOLDERS IN CONNECTION WITH THE RESIGNATION AND APPOINTMENT OF ANY DIRECTOR.

TRANSACTION WITH ADGLLC

On February 19, 2011, we entered into an Merger Agreement and Plan of Reorganization (the “Exchange Agreement”) dated February 14, 2011, pursuant to which intend to  acquire Auri Design Group, LLC, a California limited liability company (“ADGLLC”).  ADGLLC is in the business of designing and marketing high quality footwear for men and women.

The transaction is subject to the customary terms and conditions and is expected to close by February 25, 2011 the (“Closing”). On the Closing,  the Company  will acquire ADGLLC by issuing 59,735,360 new shares of Common Stock of the Company, constituting 68.3% of Wellstone Filter Sciences giving effect to the issuance of such shares and the cancellation of 65,735,360 sharea by Mr. Hand and related parties.  As of the Closing, there will be  87,580,551 shares are issued and outstanding.

Prior to the Closing, Wellstone Filter Sciences was engaged in development and licensing of patented filter technology.

VOTING SECURITIES

As of the Closing,  there will be 87,551,580  shares of Wellstone Filter Sciences’s Common Stock outstanding held  by approximately 140 stockholders of record.  Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before a meeting of the stockholders. There is no record date applicable to the matters set forth herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Closing Date by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, and named executive officer, and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. We will have 87,580,551 shares of common stock outstanding on the Closing Date.

Names and Addresses of Beneficial(1) Owners	Amount and Nature of Beneficial Ownership on Closing Date	% of Class

Ori Rosenbaum, Chief Executive Officer and nominee for Director(2)	38,746,350	44.2%

Learned J. Hand, Director(3)	2,338,790	2.7%

Andrew Furia(2)	12,049,477	13.8%
Herrington Management All directors and officers as a group (2 persons)	4,500,000 42,574.773	5.1% 48.9%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities anticipated to be exercisable or convertible at or within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)	The address of this person is care of the company.
(3)	Address of this stockholder is 700 Market Street, Chapel Hill, North Carolina 27516.

CHANGE OF CONTROL

A change of control will take place on the Closing Date from Learned J. Hand, the former  officer and director of the Company and its majority shareholder.  On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company will  acquire ADGLLC by issuing 59,735,360 new shares of Common Stock of the Company, constituting 68.2% of Wellstone Filter Sciences giving effect to the issuance of such shares and the cancellation of 65,735,360 shares by Mr. Hand and parties related to him.   As a result of these transactions, ADGLLC will became a wholly owned subsidiary of Wellstone Filter Sciences, and the former ADGLLC members will in turn own shares of Wellstone Filter Sciences.  The persons who will obtain control on the Closing are set forth above under the caption "Security Ownership of Certain Beneficial Owners and Management" above.

CHANGES TO THE BOARD OF DIRECTORS AND IDENTIFICATION OF OUR NEW OFFICERS

Prior to the Closing, the sole director of Wellstone Filter Sciences will be Learned J. Hand, who will resign as an officer at the Closing and who will resign as a Director ten days following the mailing of this Information Statement to stockholders (provided the Closing has then taken place).   Concurrently  with the Closing, Mr. Learned J. Hand, as the sole member of the Board of Directors, elected Ori Rosenbaum to serve with him on the Board of Directors, subject to the effectiveness of Mr. Learned J. Hand’s resignation. The change in directors is expected to occur 10 days following the mailing of this Information Statement to stockholders.

The current officers and directors and proposed directors of Wellstone Filter Sciences are as follows:

Ori Rosenbaum, 47, Mr. Rosenbaum is founder and majority owner of Auri Design Group, LLC (“Auri”). Auri Design Group, LLC was formed in California in January 2008 to design, develop, manufacture and sell men’s and women’s footwear. Auri utilizes unique technical materials and designs and incorporates those attributes with fashionable, contemporary styles, presenting the highest level of tactile, aesthetic and functional qualities available. The Company’s footwear products are manufactured in China and sold primarily to retail outlets throughout the United States and abroad.

In addition to his duties as Chief Executive Officer, Mr. Rosenbaum is intimately involved in all facets of the business including design, product development, manufacturing, brand positioning, marketing and sales.

Prior to forming Auri, Mr. Rosenbaum focused his engineering, process and production talents on his consulting practice, Omicron Technologies, Inc. In addition to successfully spearheading the successful launch of the southern California region for Stephen Gould Corporation, he also managed major projects for key clients, including Apple Computers, Toyota, Hewlett Packard and Oakley. He also branched out into branding and marketing, from conceptualization, to presentation and production, creating marketing collateral for brands including Jaguar and The Trump Organization.

Mr. Rosenbaum has over 27 years experience as an entrepreneur, sales and marketing executive and consultant. He has a successful track record working with engineering, design and development, manufacturing distribution and brand creation, working directly with end-users to enhance market penetration and build consumer loyalty.

Learned J. Hand is the sole director and officer of the Company prior to Closing. He will resign as an officer at Closing, but remains as a director until his resignation which will be  effective as of the tenth day after the mailing of this Information Statement to stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Wellstone Filter Sciences’ directors and executive officers, and persons who beneficially own more than 10% of a registered class of Wellstone Filter Sciences’ equity securities, to file reports of beneficial ownership and changes in beneficial ownership of Wellstone Filter Sciences’ securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities).  Directors, executive officers and beneficial owners of more than 10% of Wellstone Filter Sciences’  common stock are required by SEC regulations to furnish Wellstone Filter Sciences with copies of all Section 16(a) forms that they file.  Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to Wellstone Filter Sciences, or written representations that no reports were required, Wellstone Filter Sciences believes that for the fiscal year ended December 31, 2010 beneficial owners complied comply with Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of Wellstone Filter Sciences’ did not have a change in beneficial ownership by each of these persons and/or entities since initial ownership or ownership as of December 31, 2010.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of the above-referenced officers and directors has received or accrued any compensation from Wellstone Filter Sciences.  None of our executives have employment agreements with us.

Director Compensation

We currently have no arrangements regarding remuneration of our directors.